W HOLDING COMPANY, INC.
THE FINANCIAL HOLDING COMPANY OF
WESTERNBANK PUERTO RICO
REPORTS A VERY STRONG INCREASE OF 52.76% IN NET INCOME
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2003

Mayagüez, Puerto Rico, October 16, 2003. W HOLDING COMPANY, INC. (NYSE: “WHI”), the financial holding company of WESTERNBANK PUERTO RICO, reported today results for the three and nine months ended September 30, 2003.

W Holding reported a net income of $34.6 million or $0.41 earnings per basic common share ($0.40 on a diluted basis) for the third quarter ended September 30, 2003, as compared to a net income of $22.7 million or $0.30 earnings per basic and diluted common share for the same quarter in 2002, a very strong increase of $12.0 million or 52.76%.

For the nine months ended September 30, 2003, W Holding reported a net income of $75.2 million or $0.88 earnings per basic common share ($0.86 on a diluted basis), as compared to net income of $60.6 million or $0.80 earnings per basic and diluted common share for the same period in 2002, an increase of $14.5 million or 23.97%. W Holding achieved this increase in earnings, notwithstanding the nine months results include a total charge of $22.7 million ($17.0 million net of tax) relative to the liquidation of the Company’s portfolio of corporate bond and loan obligations (“CBO’s” and “CLO’s”) on June 6, 2003, as previously reported in our earnings announcement dated July 17, 2003. Excluding this $22.7 million special charge ($17.0 million net of tax), our year to date net income would have been $92.2 million that in turn would also have been traduced into an increase of 52.14% over the comparable 2002 period as follows:

Nine months
ended
September 30,
2003

(In millions)
Net income as reported	$75.2
Plus: Loss on impairment and final sale of CBO’s and CLO’s investment portfolio (net of tax) purchased in 1999 and 2000	17.0

Non-GAAP net income (excluding special charge)	$92.2

Increase over comparable 2002 period	52.14%

The return on assets (ROA) and the return on common stockholders’ equity (ROCE) for the third quarter ended September 30, 2003, were 1.36% and 28.69%, respectively, up and above the 1.22% and 26.86% reported for the same comparable period in 2002. For the nine months ended September 30, 2003, the ROA and the ROCE were 1.05% and 20.95%, respectively, compared to 1.17% and 24.47%, for the same period in prior year. These ratios are within management’s expectations considering the strong growth in assets, the additional capital infusion, the significant resources invested in new areas of business, and the special charge to earnings regarding the liquidation of the CBO’s and CLO’s portfolio, recorded during the first semester of 2003.

At September 30, 2003, driven by very strong increases in W Holding activities, total assets ended at $10.8 billion, easily surpassing our year end goal of reaching $10 billion in total assets. Total assets grew $2.6 billion or 31.79%, up from $8.2 billion at December 31, 2002. Loans receivable-net, grew by $779.5 million or 20.76%, resulting from the Company’s continued strategy of growing its loan portfolio through commercial real estate, asset-based and other commercial loans, as well as its consumer loan portfolios. Taking advantage of market conditions our investment portfolio increased $1.8 billion or 42.28%, from $4.2 billion at December 31, 2002, to $5.9 billion in 2003.

On a year to year basis, total assets grew $2.9 billion or 36.53% from $7.9 billion at September 30, 2002. Loans receivable-net, grew by $1.1 billion or 31.26% from $3.5 billion as of September 30, 2002, while the investment portfolio increased $1.8 billion or 42.13% from $4.2 billion for the same period.

Stockholders’ equity increased to $797.7 million as of September 30, 2003, compared to $584.7 million as of December 31, 2002. Such increase resulted from the combination of the issuance of 4,232,000 and 2,640,000 shares, respectively, of the Company’s Series F Preferred Stock and Series G Preferred Stock completed in June and August 2003, providing a net capital infusion of $165.9 million, plus the net income generated for the nine months ended September 30, 2003, partially offset by dividends paid during said period of $13.6 million and $14.8 million on our common and preferred stock, respectively, and an increase of $466,000 in other comprehensive loss. The period-end number of common shares outstanding increased from 68,346,306 as of December 31, 2002 to 68,651,651 as of September 30, 2003, as a result of the conversion of 204,594 shares of the Company’s convertible preferred stock series A, into 305,345 shares of the Company’s common stock.

Commenting on the financial results of the Company, and more specifically those of Westernbank, Mr. Frank C. Stipes, Esq., Chairman of the Board, President and Chief Executive Officer, stated “The financial results for the quarter should not come as a surprise to those that know and understand the core nature and drive of Westernbank, and the development, growth, and market penetration it has had and will continue to have in Puerto Rico, and eventually abroad, becoming, as it has, the best product and service provider in the industry through management’s commitment to consistently run and improve the Bank and Company, focusing on details, all the way from the eagle’s nest to the trenches.

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Our reputation, effort and dignity are invested every day at the Bank. Our people, and most of all our clients, know, see, feel, and appreciate it by their continued and growing patronage. They are and will always be our most valuable asset. Hardcore numbers as these speak louder than anything I or anyone else could possibly say. They speak of what we’ve done and expect to continue doing.

The results are clear and conclusive evidence of the Company’s strong strategic development and successful market drive that has positioned our organic and overall growth clearly in line with what was informed since the beginning of the year and forecasted for 2003, with 52.76% growth in net earnings over the comparable quarter of the year before.

Mr. Stipes emphasized “What is truly important to comprehend is that the earnings increase comes from pure, core operational results. It is a direct consequence of our spread, net interest income and banking-related activities and in no way dependent or pumped up by non-recurring gains or profits produced by sales of loans, assets or securities. We are proud to say that Westernbank has been and continues to be Puerto Rico’s strongest growing full-fledge bank, having what we believe is the best and most well diversified and ample commercial and consumer retail operations on the Island.

Our growth is nurtured doing what we do best, that is core banking, without the need of mergers, acquisitions or consolidations, none of which we necessarily discard. Accordingly, history has made us Puerto Rico’s largest organically-grown banking operation. We are truly honored with this position. However, there is still so much to do, specifically in the northern San Juan metroplex market, where five (5) new mega-branches will be opened within the next six (6) months, and in the eastern market, still untouched by us, where we expect to open two new mega branches within the next eight months.

Referring again to the third quarter, Mr. Stipes continued saying “It is one of historical importance for us. It marks another achievement and new ground level in our successful development and growth while breaking and exceeding the $10 billion barrier, an objective set forth two years ago, to be achieved, at the latest, a year from today. Once again, thanks to that ever growing clientele base and overall growth, we have, thank God, met and exceeded our growth forecasts for 2003 as we have consistently done for the last 15 consecutive years”.

Our consistent level of growth, evidenced by the results of this quarter, is further confirmed by the most recent statistics provided by the Office of the Commissioner of Financial Institutions of Puerto Rico. Westernbank is by far, the largest real estate commercial lender in Puerto Rico with an overall market dominance of 30.73%. We hold nearly twice the market share of our closest market participant, which clearly signifies our commercial lending strengths and superiorities, as determined and demonstrated by those that prefer to do business with us.

In regard to overall lending activities, we are the dominant market leader in what is called the NORTHWESTERN region of Puerto Rico, which include the cities of Mayagüez and Aguadilla, holding, single-handedly, 56.19% of the market.

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In the SOUTHWESTERN region, which include the cities of Ponce and Yauco, and where we entered just over 11 years ago and started from zero, and having only two branches, but with an unlimited and unparalleled level of quality, products and services, we are positioned today as the overwhelming market leader holding on our own, single-handedly, 45.18% of the market.

You can hardly imagine how enthused, excited and passionate we are for what we feel, know, want and expect to do, and are already doing, in the San Juan metroplex market, which is unquestionably Puerto Rico’s richest, most populated, attractive and thickest business sector, and where our market share is less than 6.00%, but growing rapidly; exactly what we intend to do in the east coast, still virgin to us. What an enormous growth potential and privilege to be able to serve and cater these areas as they need, deserve and merit. We intend to provide them the best banking experience they have ever had, the valued Westernbank way. Never again will these potential clients go back to where they came from. The financial providers in these regions are the same ones found in all others, with the exception of us, that just over four years ago we entered the rich and populated Northern San Juan metroplex area and will be shortly heading East”.

Net Interest Income

Net interest income for the third quarter ended September 30, 2003 was $62.1 million, a very solid increase of $19.6 million or 46.19%, from $42.5 million for the same period of last year. Average interest-earning assets for the third quarter of 2003 increased by $2.2 billion, compared to the same quarter in previous year, mainly driven by a rise in the average loan portfolio of $905.6 million, particularly in the commercial real estate, other commercial loans and the consumer loan portfolios. In addition, the average investment portfolio increased by $1.3 billion, mainly U.S. Government and agencies obligations and mortgage-backed securities. For the nine months ended September 30, 2003, net interest income increased from $120.0 million to $168.0 million, also a very solid increase of $48.0 million or 39.97%, primarily supported by an increase in average interest-earning assets of $2.0 billion or 29.46%. Average yields in interest-earning assets decreased from 5.36% to 4.87% and from 5.50% to 4.98%, for the third quarter and nine months ended September 30, 2003, respectively. The decrease in average yields was primarily due to a drop in market interest rates during both periods affecting our loan repricing, primarily our commercial loan portfolio with floating rates and the reinvestment rates on matured, called and purchased securities. However, these decreases were more than offset by decreases in our costs of funds during both periods.

We continue to manage our liability costs carefully, decreasing the overall cost of rates paid from 3.25% to 2.43%, and from 3.37% to 2.61% for the quarter and nine month periods ended September 30, 2003, respectively, when compared to the same periods in 2002, while continuing to offer competitive rates completely offsetting our decreases in the yields of our interest earning assets. Notwithstanding, the impact of the strong growth in average interest-earning assets in both periods was in part offset by an increase in the average interest-bearing liabilities of $2.1 billion or 30.19% and $1.9 billion or 29.93%, for the third quarter of 2003 and the nine months ended September 30, 2003, respectively, when compared to the same periods in 2002. Interest-bearing deposits grew in average by $1.1 billion in both periods, while other borrowings in average (mainly fed funds bought and securities sold under agreements to repurchase) rose by $921.5 million and $840.0 million for the same periods.

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Net Interest Margin

Our net interest margin increased 28 basis points during the third quarter of 2003 to 2.60% from 2.32% in the third quarter of 2002. On a linked quarterly comparison, our net interest margin also increased by eight (8) basis points from 2.52% in the second quarter of 2003, and 12 basis points up from 2.48% in the first quarter of 2003. We achieved these increases in spite of industry wide interest margin compression pressures. The decrease in our liability costs more than offset the effect of the reduction in our average yield on interest-earning assets during this quarter.

Under a flat interest rate scenario for the next twelve month period, based on our asset and liability composition as of September 30, 2003, we estimate our net interest margin will remain relatively stable within a range of 2.69% to 2.70% during said period. Assuming an instantaneous 50 basis points decrease in the fed funds rate, we estimate our net interest margin will fall slightly to within a range of 2.60% to 2.63% during said period. Assuming a 50 basis points increase in the fed funds rate, we estimate our net interest margin will also decrease slightly to within a range of 2.58% to 2.69%. Furthermore, a 100 basis points increase in the fed funds rate will cause our net interest margin to fluctuate between a range of 2.57% to 2.81%. The lower and higher values of such range meaning the lowest and highest net interest margin for any given quarter within the said twelve month period.

Attached as Exhibits IIIa, IIIb and IIIc are supplemental unaudited data schedules providing additional information on the net interest margin including average balances and average rates for both interest-earning assets and interest-bearing liabilities, as well as changes in volumes and rates for the periods presented.

Other Income (Loss)

Other income was $7.5 million for the three month period ended September 30, 2003, compared to $6.9 million for the same period last year. The primary reason for the increase was an increase in service charges on deposit accounts and other fees, including fees associated to our trust division, insurance commissions earned by Westernbank Insurance Corp., a wholly-owned subsidiary of W Holding, and fees generated by our asset-based lending operation as well as strong increases in other areas resulting from the Company’s overall growing volume of business. The net effect of the above-mentioned factors, in addition to a decrease of $909,000 in net gain on sales and valuation of loans, securities, and other assets, resulted in an increase of $574,000 or 8.32% in total other income for the quarter ended September 30, 2003, when compared to same quarter in year 2002.

For the nine month period ended September 30, 2003, other income (loss) was ($541,000), compared to $16.9 million for the same period in 2002. The $17.4 million decrease was mainly due to a net loss on sales and valuation of loans, securities and other assets of $22.7 million ($17.0 million net of tax) recorded during the six month period ended June 30, 3003, related to the CBO’s and CLO’s portfolio liquidated on June 6, 2003, as previously reported.

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Operating Expenses

Total operating expenses increased $2.1 million or 10.85% for the three month period ended September 30, 2003, and $6.7 million or 12.47% for the nine months ended September 30, 2003, when compared to the corresponding periods in 2002. Salaries and employees’ benefits accounted for the majority of such increase, rising $788,000 or 10.54% for the third quarter of year 2003, and $4.4 million or 21.58% for the nine months ended September 30, 2003, as compared to the corresponding periods in 2002. Such increases are attributed to the continued expansion of the Company, including increases in personnel, normal salary increases and related employee benefits. At September 30, 2003, the Company had 1,071 full-time employees, including its executive officers, an increase of 121 employees or 12.74%, since September 30, 2002. Such increase was due to new personnel and additional infrastructure added to support the continued expansion of the Company.

Operating expenses, other than the salaries and employees’ benefits discussed above, increased $1.4 million or 11.04% for the third quarter of 2003 and $2.3 million or 6.96%, for the nine months ended September 30, 2003, resulting mostly from increases in occupancy, printing, postage, stationery and supplies, and other expenses, primarily associated with the new Expresso Division, launched in July 2002, as well as the costs associated with the additional investment in technology and general infrastructure to sustain and coordinate the Company’s strong growth and expansion in all of its business areas.

The Company continued its strict cost control measures, maintaining operating expenses at adequate levels, further evidenced by its efficiency ratio of 31.62% achieved for the third quarter of year 2003 and 32.49% for the nine months ended September 30, 2003, well below management’s long term target of 40% to 42%.

Asset Quality

W Holding asset quality continues to be strong and well over its peer group, as measured by our reserves to total loans, non-performing loans as a percentage of total loans and net-charge-offs to average loans. Also, credit quality overall continues to be very strong in spite of the continued stagnant economic environment. Notwithstanding the Company’s aggressive market penetration, it continues to exercise conservative underwriting and sound, prudent and highly skilled management. W Holding is essentially a secured lender having 81% of its loan portfolio as of September 30, 2003 secured by real estate. The consumer loan portfolio, including the Expresso of Westernbank loan portfolio, had a total delinquency ratio, including the categories of 60 days and over of 1.15% at September 30, 2003, when compared to 0.99% for the comparable period in previous year. The commercial loan portfolio had a total delinquency ratio, including the categories of 60 days and over of 0.88% (less than 1%), when compared to 0.84% reported for the year ago period, very strong ratios by any standard. Our combined delinquency on all portfolios, including the categories of 60 days and over, continues to be below our benchmark of 1% for both periods.

The provision for possible loan losses amounted to $7.9 million for the quarter ended September 30, 2003, up from $3.8 million for the same period in the previous year, an increase of $4.1 million or 106.17%. The allowance for possible loan losses amounted to $59.1 million as of September 30, 2003. The increase in the provision for loan losses is attributable to the overall growth in the loan portfolio, particularly of the Westernbank Business Credit division,

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which specializes in commercial business loans secured principally by accounts receivable, inventory and equipment, and for the Expresso of Westernbank, which specializes in small, unsecured consumer loans up to $15,000 and real estate collateralized consumer loans up to $75,000. Westernbank Business Credit loan portfolio grew to $648.7 million at September 30, 2003, an increase of $217.7 million or 50.52%, when compared to December 31, 2002, or an increase of $260.2 million or 67.01%, when compared to September 30, 2002. Expresso of Westernbank loan portfolio grew to $153.9 million, net of repayments at September 30, 2003, an increase of $35.9 million or 30.46%, when compared to December 31, 2002, or an increase of $83.3 million or 117.94% when compared to September 30, 2002. The Expresso of Westernbank division began operations in July 2002. As a result of the increase in both portfolios, the provision for loan losses for Westernbank Business Credit and Expresso of Westernbank divisions amounted to $600,000 and $3.8 million for the three months ended September 30, 2003, respectively, and $2.7 million and $7.0 million for the nine months ended September 30, 2003, respectively, contributing to the increase of $4.1 million and $9.8 million in the provision for loan losses when compared to the same periods in 2002. The average yields of Westernbank Business Credit and the Expresso of Westernbank loan portfolios were 5.43% and 18.57%, respectively, for the nine months ended September 30, 2003.

Non-performing loans stand at $35.1 million or 0.76% (less than 1%) of the Bank’s loan portfolio at September 30, 2003, up from 0.51% or an increase of $15.7 million, from $19.4 million as of December 31, 2002. Excluding real estate loans, these ratios were 0.03% and 0.09% at September 30, 2003 and December 31, 2002, respectively. The increase in non-performing loans primarily comes from the Company’s commercial and regular consumer loan portfolios. Non-performing loans on the commercial loan portfolio increased by $11.9 million, when compared to December 31, 2002. This increase is mostly attributed to eight commercial loans with principal balances of $1.6 million, $1.5 million, $1.4 million, $1.1 million, and four other loans with outstanding principal balances below $1.0 million, all of which are collateralized by real estate properties. At September 30, 2003, only one of these loans with an outstanding balance of $1.1 million had a specific valuation allowance of $277,000. At September 30, 2003, the allowance for possible loan losses was 168.61% of total non-performing loans (reserve coverage), slightly lower than our previous reserve coverage ratio. However, of the total allowance, $5.3 million is our estimated allowance for specific reserved loans and the remaining $53.8 million is for our general and unallocated reserves.

Net charge-offs in the third quarter of 2003 were $3.8 million or 0.35% (annualized) to average loans, compared to $1.3 million or 0.15% (annualized) to average loans for the same period in 2002, an increase of $2.5 million or 20 basis point when compared to the same period in 2002. For the nine month period ended September 30, 2003, net charge-offs amounted to $8.7 million, an increase of $5.5 million, when compared to $3.2 million at September 30, 2002. Both increases were primarily due to loans charged-off in the ordinary course of business on our commercial and consumer loan portfolios. The increase in commercial loans charged-off for the nine months ended September 30, 2003, was primarily due to two loans charged-off with a principal balance of $699,000 and $165,000. The increase in consumer loans charged-off for the nine month period ended September 30, 2003, was principally due to loans charged-off by the Expresso of Westernbank division. Loans charged-off associated to the Expresso of Westernbank Division amounted to $5.3 million or 5.17% (annualized) to average Expresso loans for the nine months period ended September 30, 2003. Delinquencies on our newest Expresso of Westernbank division portfolio at September 30, 2003, were 1.21%, including the

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categories of 60 days and over. These ratios are within management’s estimates for the Expresso of Westernbank division.

Total Loans, Investments and Deposits

In line with the Company’s long-standing policy of spreading risk, W Holding has continuously maintained a diversified asset base almost 50/50 between investments and lending. Loans receivable-net, grew 20.76% to $4.5 billion, compared to $3.8 billion at December 31, 2002, and 31.26% compared to $3.5 billion at September 30, 2002. The increase reflects the Company’s emphasis on continued growth in its loan portfolio through commercial real estate, asset-based, unsecured business and construction lending, as well as its consumer loan portfolios. As a result, the portfolio of real estate loans secured by first mortgages, increased from $2.5 billion as of September 30, 2002, to $2.7 billion as of December 31, 2002, further increasing to $3.2 billion as of September 30, 2003, an increase of $717.1 million or 28.79% on a year to year basis and $534.4 million or 20.00%, when compared to December 31, 2002. Commercial real estate loans secured by first mortgages increased from $1.4 billion as of September 30, 2002, to $1.6 billion as of December 31, 2002, to $2.2 billion as of September 30, 2003, an increase of $706.4 million or 48.92% on a year to year basis and $501.4 million or 30.41%, when compared to December 31, 2002. Other loans portfolio, including commercial loans not collateralized by real estate, consumer loans (including the Expresso of Westernbank loans portfolio), loans on deposits and credit cards, increased from $1.0 billion as of September 30, 2002, to $1.1 billion as of December 31, 2002, further increasing to $1.4 billion as of September 30, 2003, an increase of $375.9 million or 37.25% on a year to year basis, and $257.2 million or 22.80% when compared to December 31, 2002. Such increases were primarily driven by increases in Westernbank Business Credit loan portfolio, in addition to loans originated by Expresso of Westernbank since its inception in July 2002, both in line with the Company’s business strategy, as explained before. Attached as Exhibit IV is a supplemented unaudited data schedule providing additional information on W Holding loan portfolio.

W Holding investment portfolio stands at $5.9 billion at September 30, 2003, growing $1.8 billion or 42.28% in comparison to December 31, 2002. Such growth is primarily focused on securities guaranteed by the United States Government and mortgage backed securities, both accounting for 73.14% and 21.18%, respectively, of our investment portfolio as of September 30, 2003. The investment portfolio at September 30, 2003, had an average contractual maturity of 66 months as of September 30, 2003. The Company’s interest rate risk model, takes into consideration the callable feature of certain investment securities. Given the present interest rate scenario, and taking into consideration the callable features of these securities, the investment portfolio as of September 30, 2003, had a remaining average maturity of 9 months. However, no assurance can be given that such levels will be maintained in future periods.

As of September 30, 2003, total deposits reached $5.0 billion, from $4.3 billion at December 31, 2002, representing an increase of 16.33%, while fed funds bought and securities sold under agreements to repurchase increased to $4.8 billion from $3.1 billion at December 31, 2002, an increase of 53.54%, in order to fund W Holding strong loans-net growth of 20.76%, investments growth of 42.28%, and total assets growth of 31.79%.

This press release may contain some information that constitutes “forward-looking statements.” Such information can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” or “believe” or the

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negatives or other variations of these terms or comparable terminology. Forward-looking statements with respect to future financial conditions, results of operations and businesses of the Company are always subject to various risk and market factors out of management’s control which could cause future results to differ materially from current management expectations or estimates and as such should be understood. Such factors include particularly, but are not limited; to the possibility of prolonged adverse economic conditions or that an adverse interest rate environment could develop.

W HOLDING COMPANY, INC. is among the three largest public financial holding companies headquartered in Puerto Rico, based on total assets. WESTERNBANK PUERTO RICO, operates throughout Puerto Rico through 51 full fledged branches, including 33 in the Southwestern region of Puerto Rico, 7 in the Northeastern region, and 11 at the San Juan Metropolitan area of Puerto Rico. W HOLDING COMPANY, INC. also owns Westernbank Insurance Corp., a general insurance agent placing property, casualty, life and disability insurance, whose results of operations and financial condition are reported on a consolidated basis.

Messrs. Frank C. Stipes, Freddy Maldonado and Ricardo Hernandez, Chief Executive Officer, Chief Financial Officer and the Company’s Comptroller, respectively, will discuss W HOLDING’s third quarter results via teleconference on October 17, 2003 at 10:00 AM (EST). Please register at https://ww4.premconf.com/PremCallAudRSVP?PPass=110822. You will be assigned a Personal Identification Number (PIN) that should be used in order to join the conference. Conference dial-in numbers: Toll Free: 800-207-0148 or 1-719-884-8877, if you can’t dial in with the toll-free number. Conference passcode: 110822

You may also contact any of the above officers at (787) 834-8000; or via internet at westernbank@wbpr.com or
URL:http://www.w-holding.com

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EXHIBIT I

W HOLDING COMPANY, INC.
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Three Months Ended		Nine Months Ended

	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

	(Dollars in thousands, except per share data)

Income Statement Data
Loans, including loan fees	$71,568	$57,047	$203,222		$159,416
Investment securities	31,607	28,226	89,327		84,556
Mortgage-backed securities	11,489	11,071	29,137		32,914
Money market instruments	1,771	1,994	8,605		4,609

Total interest income	116,435	98,338	330,291		281,495

Deposits (1)	27,941	28,778	85,985		83,461
Fed funs bought and securities sold under agreements to repurchased	24,867	25,498	71,612		72,751
Advances from FHLB	1,515	1,563	4,525		4,639
Other borrowings	—	11	142		595

Total interest expense	54,323	55,850	162,264		161,446

Net interest income	62,112	42,488	168,027		120,049
Provision for loan losses	7,892	3,828	20,718		10,919

Net interest income after provision for loan losses	54,220	38,660	147,309		109,130

Service charges on deposit accounts and other fees	7,506	6,245	20,597		16,579
Unrealized loss on derivative instruments (1)	(54)	(276)	(155)		(542)
Net (loss) gain on sales and valuation of loans, securities, and other assets	21	930	(20,983)		851

Total other income (loss), net	7,473	6,899	(541)		16,888

Total net interest income and other income (loss)	61,693	45,559	146,768		126,018

Salaries and employees’ benefits	8,267	7,479	24,808		20,405
Equipment	2,318	2,449	6,714		7,115
Occupancy	1,656	1,537	4,923		4,208
Advertising	1,976	2,050	4,983		5,084
Printing, postage, stationery, and supplies	822	725	2,526		2,025
Telephone	569	519	1,707		1,489
Other	6,264	4,972	15,176		13,765

Total operating expenses	21,872	19,731	60,837		54,091

Income before provision for income taxes	39,821	25,828	85,931		71,927

Provision for income taxes:
Current	6,657	3,591	20,351		13,712
Deferred	(1,474)	(438)	(9,591)		(2,422)

Total provision for income taxes	5,183	3,153	10,760		11,290

Net income	$34,638	$22,675	$75,171		$60,637

Net income attributable to common stockholders	$28,469	$19,348	$60,402		$50,656

				$
Basic earnings per common share	$0.41	$0.30	$0.88		0.80

				$
Diluted earnings per common share	$0.40	$0.30	$0.86		0.80

				$
Cash dividends declared per common share (2)	$0.07	$0.05	$0.20		0.16

Period end number of common shares outstanding	68,651,651	68,343,322	68,651,651		68,343,322

Weighted average number of common shares outstanding	68,650,613	64,617,097	68,507,516		63,047,703

Weighted average number of common shares outstanding on a fully diluted basis	72,319,433	65,464,485	70,642,245		63,684,885

Cash dividends declared on common shares	$4,634	$3,647	$13,595		$10,287

Preferred stock dividends	$6,169	$3,327	$14,769		$9,981

(1)	Certain reclassifications have been made to prior year periods to conform with current year presentation.

(2)	Cash dividends amounts in the table are rounded.

EXHIBIT II

W HOLDING COMPANY, INC.
FINANCIAL HIGHLIGHTS
(UNAUDITED)

Balance Sheet Data	September 30, 2003	December 31, 2002	September 30, 2002

		(In thousands)
At Period End
Cash and due from banks	$88,794	$76,080	$72,466
Fed funds sold and securities purchased under agreements to resell	463,279	459,147	365,341
Due from brokers	16,583
Interest-bearing deposits in banks	61,402	17,459	19,948
Trading securities, at fair value	2,633	—	—
Investment securities available for sale, at fair value	81,841	160,887	271,603
Investment securities held to maturity, at amortized cost	5,300,929	3,501,057	3,486,106
FHLB stock, at cost	39,750	43,322	43,333
Mortgage loans held for sale, at lower of cost or fair value	5,705	7,446	4,924
Loans — net	4,533,878	3,754,357	3,454,003
Accrued interest receivable	59,248	46,653	50,469
Premises and equipment, net	102,308	96,209	92,129
Deferred income taxes, net	25,937	16,327	16,145
Other assets	30,776	26,133	43,424

Total Assets	$10,813,063	$8,205,077	$7,919,891

Deposits	5,000,846	4,298,744	3,920,429
Fed funds bought and securities sold under agreements to repurchase	4,755,538	3,097,341	3,256,103
Advances from FHLB	146,000	120,000	120,000
Other borrowings	—	—	3,000
Mortgage note	37,336	37,822	37,909
Other liabilities	75,594	66,422	57,333

Total Liabilities	10,015,314	7,620,329	7,394,774

Stockholders’ equity	797,749	584,748	525,117

Total Liabilities and Stockholders’ Equity	$10,813,063	$8,205,077	$7,919,891

	Quarterly Averages (1)		Year to Date Averages (1)

Average Balances	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

		(In thousands)
Cash and due from banks	$83,248	$66,747	$82,437	$67,440
Fed funds sold and securities purchased under agreements to resell	493,642	313,798	461,213	260,737
Due from brokers	41,018	—	8,292	—
Interest-bearing deposits in banks	40,337	21,924	39,431	23,081
Trading securities	1,316	20,493	1,316	2,304
Investment securities available for sale	91,519	400,287	121,364	276,643
Investment securities held to maturity	4,755,253	3,062,191	4,400,993	2,927,940
FHLB stock	39,100	41,504	41,536	40,892
Mortgage loans held for sale, at lower of cost or fair value	5,110	5,395	6,575	5,088
Loans — net	4,394,942	3,335,940	4,144,117	3,146,203
Accrued interest receivable	52,657	46,204	52,951	41,644
Premises and equipment, net	99,393	91,477	99,259	66,401
Deferred income taxes, net	25,182	15,926	21,132	15,004
Other assets	33,283	34,923	28,455	30,666

Total Assets	$10,156,000	$7,456,809	$9,509,071	$6,904,043

Deposits	4,938,999	3,856,101	4,649,795	3,577,171
Fed funds bought and securities sold under agreements to repurchase	4,225,207	2,916,217	3,926,440	2,657,875
Advances from FHLB	133,000	120,000	133,000	120,000
Other borrowings	—	3,000	—	23,000
Mortgage note	37,378	37,948	37,579	18,955
Other liabilities	67,256	54,884	71,008	50,529

Total Liabilities	9,401,840	6,988,150	8,817,822	6,447,530

Stockholders’ equity	754,160	468,659	691,249	456,513

Total Liabilities and Stockholders’ Equity	$10,156,000	$7,456,809	$9,509,071	$6,904,043

(1)	Averages have been computed using beginning and period-end balances.

EXHIBIT III a

W HOLDING COMPANY, INC.
YIELDS EARNED AND RATES PAID
THREE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

		2003			2002

	Interest	Average balance (1)	Average Yield/Rate	Interest	Average balance (1)	Average Yield/Rate

			(Dollars in Thousands)
Normal spread:
Interest-earning assets:
Loans, including loan fees (2)	$71,568	$4,383,246	6.48%	$57,047	$3,477,629	6.51%
Mortgage and asset- backed securities (3)	11,489	1,196,542	3.81%	11,071	857,586	5.12%
Investment securities (4)	31,607	3,328,556	3.77%	28,226	2,595,368	4.31%
Money market instruments	1,771	573,853	1.22%	1,994	344,377	2.30%

Total	116,435	9,482,197	4.87%	98,338	7,274,960	5.36%

Interest-bearing liabilities:
Deposits (5)	27,941	4,889,213	2.27%	28,777	3,754,697	3.04%
Fed funds bought and securities sold under agreements to repurchase	24,867	3,836,165	2.57%	25,498	2,932,167	3.45%
Advances from FHLB	1,515	140,524	4.28%	1,563	120,032	5.17%
Other borrowings	—	—	—	11	3,000	1.45%

Total	54,323	8,865,902	2.43%	55,849	6,809,896	3.25%

Net interest income	$62,112			$42,489

Interest rate spread			2.44%			2.11%

Net interest-earning assets		$616,295			$465,064

Net yield on interest-earning assets (6)			2.60%			2.32%

Interest-earning assets to interest-bearing liabilities ratio		106.95%			106.83%

Tax equivalent spread:
Interest-earning assets	$116,435	$9,482,197	4.87%	$98,338	$7,274,960	5.36%
Tax equivalent adjustment	10,347	—	0.43%	6,920	—	0.38%

Interest-earning assets - tax equivalent	126,782	9,482,197	5.30%	105,258	7,274,960	5.74%

Interest-bearing liabilities	54,323	8,865,902	2.43%	55,849	6,809,896	3.25%

Net interest income	$72,459			$49,409

Interest rate spread			2.87%			2.49%

Net yield on interest - earning assets (6)			3.03%			2.69%

(1)	Average balance on interest-earning assets and interest-bearing liabilities is computed using daily monthly average balances during the periods.

(2)	Includes loans held for sale. Average loans exclude non-performing loans. Loans fees amounted to $2.5 million and $1.5 million for the three-months ended September 30, 2003 and 2002, respectively.

(3)	Includes mortgage-backed securities available for sale and for trading purposes.

(4)	Includes trading account securities and investments available for sale.

(5)	Certain reclassifications have been made to prior year quarter to conform with current quarter presentation.

(6)	Net interest income divided by average interest-earning assets.

EXHIBIT III b

W HOLDING COMPANY, INC.
YIELDS EARNED AND RATES PAID
NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

	2003			2002

		Average	Average		Average	Average
	Interest	balance(1)	Yield/Rate	Interest	balance(1)	Yield/Rate

	(Dollars in Thousands)
Normal spread:

Interest-earning assets:

Loans, including loan fees (2)	$203,222	$4,150,723	6.55%	$159,416	$3,218,713	6.62%

Mortgage and asset- backed securities (3)	29,137	966,352	4.03%	32,914	831,223	5.29%

Investment securities (4)	89,327	3,221,270	3.71%	84,556	2,520,421	4.49%

Money market instruments	8,605	526,511	2.19%	4,609	277,384	2.22%

Total	330,291	8,864,856	4.98%	281,495	6,847,741	5.50%

Interest-bearing liabilities:

Deposits (5)	85,985	4,656,115	2.47%	83,461	3,578,920	3.12%

Fed funds bought and securities sold under agreements to repurchase	71,612	3,525,405	2.72%	72,751	2,685,683	3.62%

Advances from FHLB	4,525	135,087	4.48%	4,639	120,011	5.17%

Other borrowings	142	4,945	3.84%	595	19,798	4.02%

Total	162,264	8,321,552	2.61%	161,446	6,404,412	3.37%

Net interest income	$168,027			$120,049

Interest rate spread			2.37%			2.13%

Net interest-earning assets		$543,304			$443,329

Net yield on interest-earning assets (6)			2.53%			2.34%

Interest-earning assets to interest-bearing liabilities ratio		106.53%			106.92%

Tax equivalent spread:

Interest-earning assets	$330,291	$8,864,856	4.98%	$281,495	$6,847,741	5.50%

Tax equivalent adjustment	22,753	—	0.34%	16,762	—	0.32%

Interest-earning assets - tax equivalent	353,044	8,864,856	5.32%	298,257	6,847,741	5.82%

Interest-bearing liabilities	162,264	8,321,552	2.61%	161,446	6,404,412	3.37%

Net interest income	$190,780			$136,811

Interest rate spread			2.71%			2.45%

Net yield on interest - earning assets (6)			2.88%			2.67%

(1)	Average balance on interest-earning assets and interest-bearing liabilities is computed using daily monthly average balances during the periods.

(2)	Includes loans held for sale. Average loans exclude non-performing loans. Loans fees amounted to $6.2 million and $4.1 million as of September 30, 2003 and 2002, respectively.

(3)	Includes mortgage-backed securities available for sale and for trading purposes.

(4)	Includes trading account securities and investments available for sale.

(5)	Certain reclassifications have been made to prior year period to conform with current presentation.

(6)	Net interest income divided by average interest-earning assets.

EXHIBIT III c

W HOLDING COMPANY, INC.
CHANGES IN YIELDS EARNED AND RATES PAID
(UNAUDITED)

	Three months ended September 30,			Nine months ended September 30,

	2003 vs. 2002			2003 vs. 2002

	Volume	Rate	Total	Volume	Rate	Total

	(In thousands)
Interest income:

Loans (1)	$14,785	$(264)	$14,521	$45,610	$(1,804)	$43,806

Mortgage and asset-backed securities (2)	1,188	(770)	418	8,082	(11,859)	(3,777)

Investment securities (3)	6,137	(2,756)	3,381	12,677	(7,906)	4,771

Money market instruments	(744)	521	(223)	4,073	(77)	3,996

Total increase (decrease) in interest income	21,366	(3,269)	18,097	70,442	(21,646)	48,796

Interest expense:

Deposits (4)	(5,294)	4,457	(837)	8,179	(5,655)	2,524

Fed funds bought and securities sold under agreements to repurchase	(3,616)	2,985	(631)	(5,694)	4,555	(1,139)

Advances from FHLB	5,412	(5,460)	(48)	1,831	(1,945)	(114)

Other borrowings	(11)	—	(11)	(595)	142	(453)

Total increase (decrease) in interest expense	(3,509)	1,982	(1,527)	3,721	(2,903)	818

Increase (decrease) in net interest income	$24,875	$(5,251)	$19,624	$66,721	$(18,743)	$47,978

(1)	Includes loans held for sale.

(2)	Includes mortgage-backed securities available for sale and trading securities.

(3)	Includes investments available for sale.

(4)	Certain reclassifications have been made to prior year periods to conform with current year presentation.

EXHIBIT IV

W HOLDING COMPANY, INC.
LOANS RECEIVABLE-NET
(UNAUDITED)

	September 30,	December 31,	September 30,
	2003	2002	2002

		(In thousands)
REAL ESTATE LOANS SECURED BY FIRST MORTGAGES:
Commercial real estate	$2,150,417	$1,648,994	$1,444,046
Conventional:
One-to-four family residences	836,360	827,902	835,613
Other properties	2,365	2,447	2,525
Construction and land acquisition	214,811	186,208	200,291
Insured or guaranteed — Federal Housing Administration, Veterans Administration, and others	17,047	17,201	18,160

Total	3,221,000	2,682,752	2,500,635

Plus (less):
Undisbursed portion of loans in process	(4,713)	(4,942)	(5,423)
Premium on loans purchased — net	1,130	1,485	1,597
Deferred loan fees — net	(9,377)	(5,624)	(5,839)

Total	(12,960)	(9,081)	(9,665)

Real estate loans — net	3,208,040	2,673,671	2,490,970

OTHER LOANS:
Commercial loans	540,337	382,416	336,153
Loans on deposits	31,033	32,803	34,072
Credit cards	55,678	56,658	57,251
Consumer loans	759,784	655,713	580,279
Plus (less):
Premium on loans purchased — net	2,517	3,225	3,461
Deferred loan fees — net	(4,370)	(3,015)	(2,126)

Other loans — net	1,384,979	1,127,800	1,009,090

TOTAL LOANS	4,593,019	3,801,471	3,500,060
ALLOWANCE FOR LOAN LOSSES	(59,141)	(47,114)	(46,057)

LOANS — NET	$4,533,878	$3,754,357	$3,454,003

EXHIBIT V

W HOLDING COMPANY, INC.
NON-PERFORMING LOANS AND FORECLOSED
REAL ESTATE HELD FOR SALE
(UNAUDITED)

	September 30, 2003	December 31, 2002	September 30, 2002

		(Dollars in thousands)
Residential real estate mortgage and construction loans	$3,143	$2,026	$2,634
Commercial, industrial and agricultural loans	25,451	13,567	12,551
Consumer loans	6,482	3,812	4,870

Total non-performing loans	35,076	19,405	20,055
Foreclosed real estate held for sale	4,508	3,679	3,375

Total non-performing loans and foreclosed real estate held for sale	$39,584	$23,084	$23,430

Interest which could have been recorded if the loans had not been classified as non-performing	$2,196	$1,102	$1,612

Interest recorded on non-performing loans	$415	$775	$251

Total non-performing loans as a percentage of loans receivable, including mortgage loans held for sale (1)	0.76%	0.51%	0.58%

Total non-performing loans and foreclosed real estate held for sale as a percentage of total assets (2)	0.37%	0.28%	0.30%

(1)	Computed using end of period loans.
(2)	Computed using end of period assets.

EXHIBIT VI

W HOLDING COMPANY, INC. EXHIBIT VI
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES
SELECTED FINANCIAL RATIOS
(UNAUDITED)

	September 30, 2003	December 31, 2002	September 30, 2002

	(Dollars in thousands)
Balance, beginning of year	$47,114	$38,364	$38,364
Loans charged-off:
Consumer loans (1)	8,373	4,576	2,853
Commercial, industrial and agricultural loans	2,151	3,389 (2,3)	1,221
Real estate-mortgage and construction loans	126	—	—

Total loans charged-off	10,650	7,965	4,074

Recoveries of loans previously charged-off:
Consumer loans	552	858	558
Commercial, industrial and agricultural loans	1,035	584	217
Real estate-mortgage and construction loans	372	190	73

Total recoveries of loans previously charged-off	1,959	1,632	848

Net loans charged-off	8,691	6,333	3,226
Provision for loan losses	20,718	15,083	10,919

Balance, end of period	$59,141	$47,114	$46,057

Ratios:
Allowance for loan losses to total end of period loans	1.29%	1.24%	1.32%
Provision for loan losses to net loans charged-off	238.38%	238.17%	338.47%
Recoveries of loans to loans charged-off in previous period	24.60%	23.19%	12.05%
Net loans charged-off to average loans (4)	0.28%	0.19%	0.10%
Allowance for loan losses to non-performing loans	168.61%	242.80%	230.62%

(1)	Includes $5.3 million and $62,000 of Expresso of Westernbank charged-offs, for the periods ended September 30, 2003, and December 31, 2002, respectively.

(2)	Includes $505,000 of Westernbank Business Credit division, consisting of one loan originally acquired in the purchased loan portfolio from Congress Credit Corporation, a subsidiary of First Union National Bank N.A on June 15, 2001. This loan was fully reserved at the acquisition date.

(3)	Includes $1,100,000, consisting of one loan fully collateralized by real estate and charged-off for regulatory purposes.

(4)	Average loans were computed using beginning and ending balances.

EXHIBIT VII

W HOLDING COMPANY, INC. EXHIBIT VII
SELECTED FINANCIAL RATIOS
(UNAUDITED)

	Three months ended		Nine months ended
	September 30,		September 30,

	2003	2002	2003	2002

		(Dollars in thousands)
Per share data:
Dividend payout ratio	16.28%	18.85%	22.51%	20.31%
Book value per common share	$5.94	$5.04	$5.94	$5.04
Preferred stock outstanding at end of period	15,610,405	7,219,999	15,610,405	7,219,999
Preferred stock equity at end of period	$390,260	$180,500	$390,260	$180,500
Performance ratios:
Return on average assets (1)	1.36%	1.22%	1.05%	1.17%
Return on average common stockholders’ equity (1)	28.69%	26.86%	20.95%	24.47%
Efficiency ratio	31.62%	40.87%	32.49%	39.98%
Operating expenses to end-of-period assets	0.81%	1.00%	0.75%	0.91%
Capital ratios:
Total capital to risk-weighted assets	14.83%	13.54%	14.83%	13.54%
Tier I capital to risk-weighted assets	13.95%	12.59%	13.95%	12.59%
Tier I capital to average assets	8.06%	7.58%	8.06%	7.58%
Equity-to-assets ratio	7.38%	6.28%	7.38%	6.61%
Other selected data:
Total trust assets managed	$317,606	$248,927	$317,606	$248,927
Branch offices	51	50	51	50
Number of employees	1,071	950	1,071	950

(1)	The return on average assets is computed by dividing net income by average total assets for the period. The return on average common stockholders’ equity is computed by dividing net income less preferred stock dividends by average common stockholders’ equity.